SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    Form 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  -------------

          Date of Report (Date of earliest event reported) May 31, 2000

                                   CULP, INC.

             (Exact name of registrant as specified in its charter)


         North Carolina                0-12781             56-1001967
(State or other jurisdiction of  (Commission File No.)    (IRS Employer
         incorporation)                                 Identification No.)



                              101 South Main Street
                        High Point, North Carolina 27260
                    (Address of principal executive offices)
                                 (336) 889-5161
              (Registrant's telephone number, including area code)





          (Former name or former address, if changed since last report)





--------------------------------------------------------------------------------

Item 5. Other Events

See attached Press Release (3 pages) and Financial Information Release (10 pages), both dated May 31, 2000, related to the fiscal 2000 fourth quarter and year ended April 30, 2000.

Forward Looking Information. This Report contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Because of the significant percentage of the Company's sales derived from international shipments, strengthening of the U. S. dollar against other currencies could make the Company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the Company's products.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CULP, INC.
                                   (Registrant)


                                    By:       Phillip W. Wilson
                                              Vice President and
                                              Chief Financial Officer






Dated:   May 31, 2000

FOR IMMEDIATE RELEASE


                CULP REPORTS SHARPLY HIGHER FISCAL 2000 EARNINGS
                             ----------------------
                     GAINS HIGHLIGHT IMPROVED PROFITABILITY

HIGH POINT, N. C. (May 31, 2000) - Culp, Inc. (NYSE: CFI) today reported increased sales and net income per share for the fiscal year ended April 30, 2000.

     Net sales for the 2000 fiscal year totaled $488.1 million, up from $483.1 million in fiscal 1999. The company reported net income for the year of $9.4 million, or $0.80 per share diluted, compared with net income of $3.1 million, or $0.24 per share diluted, in fiscal 1999.

     Net sales for the fourth quarter totaled $129.4 million compared with $132.2 million a year ago. The company reported net income for the quarter of $3.2 million, or $0.28 per share diluted, compared with $2.9 million, or $0.23 per share diluted, in the year-earlier period.

     "Our results for the year as a whole signaled a gratifying increase in Culp's profitability and highlight the underlying strength of our organization," said Robert G. Culp, III, chief executive officer. "We had stated that our primary goal for fiscal 2000 was to achieve continued improvement in Culp's performance. We achieved meaningful progress toward that objective and now must sustain the momentum by capitalizing even more effectively on our assets. This was the first full year in which the realignment of our operating units was in place, and we are very encouraged by the higher efficiency and improved customer service that is resulting from this new structure. We are continuing to emphasize the importance of building strong working relationships with existing customers because of the ongoing consolidation that is occurring in the home furnishings industry. We are also pursuing opportunities to broaden our sales base further in the United States and internationally.

     "We believe that Culp's breadth of offerings and the extent of our manufacturing resources equip us well to gain additional market share. As the home furnishings industry continues to change to meet consumers' demands, a major challenge is how to maintain a broad selection of competitive fabrics and yet meet much shorter lead times. As a fully integrated marketer, Culp has the ability to include customers actively in all aspects of the manufacturing process, starting with the vital design stage. This involvement encourages a close partnership that enhances our functional support of a customer's marketing campaigns and helps us identify important styling trends. One of the hallmarks of our progress during fiscal 2000 was the increasingly positive response of the marketplace to Culp's designs. We ended the year on an especially strong note with outstanding showroom placements of our fabrics at the major High Point spring market. We are encouraged by that endorsement of Culp's design team and indeed believe that our personnel and manufacturing resources are very well aligned to market appealing fabrics and mattress ticking that add true value to our customers' products."

     Commenting on the company's ongoing stock repurchase program, Culp noted, "Over the past two years, we have invested $12.2 million to repurchase the company's common stock. The immediate impact of these transactions is reflected in the higher earnings per share for 2000. The effect of the lower number of shares outstanding will continue in future periods, and the company plans to consider additional repurchases based on market conditions and our analysis of investment alternatives. We currently have authorization from the Board of Directors to invest an additional $7.8 million in this program. Culp's sound financial position is enabling us to execute this program while making the investments necessary to modernize and expand our capacity.

     "Regarding our prospects for fiscal 2001, the trend toward higher interest rates poses an obvious concern; but one of the strengths of the home furnishings industry is the historical resiliency of demand to short-term changes in the level of new residential construction. Other economic factors that traditionally influence purchases of furniture and bedding, such as employment levels and consumer confidence, appear favorable at this time."

     Culp, Inc. is one of the world's largest marketers of upholstery fabrics for furniture and is a leading marketer of mattress ticking for bedding. The Company's fabrics are used principally in the production of residential and commercial furniture and bedding products.

                                   CULP, INC.
                         Condensed Financial Highlights

                                               Three Months Ended
                                       ---------------------------------------
                                       April 30, 2000            May 2, 1999
 -----------------------------------------------------       -----------------
Net sales                        $        129,419,000      $       132,165,000
Net income                       $          3,191,000      $         2,896,000
Net income per share:
   Basic                         $               0.28      $              0.23
   Diluted                       $               0.28      $              0.23
Average shares outstanding:
   Basic                                   11,213,000               12,645,000
   Diluted                                 11,298,000               12,742,000

                                               Fiscal Year Ended
                                       ---------------------------------------
                                       April 30, 2000            May 2, 1999
-----------------------------------------------------       ------------------
Net sales                        $        488,079,000       $      483,084,000
Net income                       $          9,380,000       $        3,102,000
Net income per share:
   Basic                         $               0.81       $             0.24
   Diluted                       $               0.80       $             0.24
Average shares outstanding:
   Basic                                   11,580,000               12,909,000
   Diluted                                 11,681,000               13,064,000

     This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Because of the significant percentage of the company's sales derived from international shipments, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the company's products.

                                     - END -

                   CULP, INC. FINANCIAL INFORMATION RELEASE
                        CONSOLIDATED STATEMENTS OF INCOME
   FOR THE THREE MONTHS AND TWELVE MONTHS ENDED APRIL 30, 2000 AND MAY 2, 1999

                (Amounts in Thousands, Except for Per Share Data)

                                                                      THREE MONTHS ENDED (UNAUDITED)
                                             ---------------------------------------------------------------------------------
                                                        Amounts                                          Percent of Sales
                                             -------------------------------                       -----------------------------
                                               April 30,         May 2,          % Over
                                                 2000             1999          (Under)               2000            1999
                                             --------------  ---------------  -------------        --------------  -------------
Net sales                                 $        129,419          132,165         (2.1)%              100.0 %         100.0 %
Cost of sales                                      107,342          109,324         (1.8)%               82.9 %          82.7 %
                                             --------------  ---------------  -------------        --------------  -------------
         Gross profit                               22,077           22,841         (3.3)%               17.1 %          17.3 %

Selling, general and
  administrative expenses                           14,913           15,921         (6.3)%               11.5 %          12.0 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income from operations                      7,164            6,920          3.5 %                5.5 %           5.2 %

Interest expense                                     2,255            2,482         (9.1)%                1.7 %           1.9 %
Interest income                                        (10)            (113)       (91.2)%               (0.0)%          (0.1)%
Other expense (income), net                            366              546        (33.0)%                0.3 %           0.4 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income before income taxes                  4,553            4,005         13.7 %                3.5 %           3.0 %

Income taxes  *                                      1,362            1,109         22.8 %               29.9 %          27.7 %
                                             --------------  ---------------  -------------        --------------  -------------
         Net income                       $          3,191            2,896         10.2 %                2.5 %           2.2 %
                                             ==============  ===============  =============        ==============  =============

Net income per share                                 $0.28            $0.23         21.7 %
Net income per share, assuming dilution              $0.28            $0.23         21.7 %
Dividends per share                                 $0.035           $0.035          0.0 %
Average shares outstanding                          11,213           12,645        (11.3)%
Average shares outstanding, assuming                11,298           12,742        (11.3)%
dilution


                                                                           TWELVE MONTHS ENDED
                                             ---------------------------------------------------------------------------------

                                                        Amounts                                          Percent of Sales
                                             -------------------------------                       -----------------------------
                                               April 30,         May 2,          % Over
                                                 2000             1999          (Under)               2000            1999
                                             --------------  ---------------  -------------        --------------  -------------
Net sales                                 $        488,079          483,084          1.0 %              100.0 %         100.0 %
Cost of sales                                      403,414          406,976         (0.9)%               82.7 %          84.2 %
                                             --------------  ---------------  -------------        --------------  -------------
         Gross profit                               84,665           76,108         11.2 %               17.3 %          15.8 %

Selling, general and
  administrative expenses                           59,935           59,968         (0.1)%               12.3 %          12.4 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income from operations                     24,730           16,140         53.2 %                5.1 %           3.3 %

Interest expense                                     9,521            9,615         (1.0)%                2.0 %           2.0 %
Interest income                                        (51)            (195)       (73.8)%               (0.0)%          (0.0)%
Other expense (income), net                          1,566            2,412        (35.1)%                0.3 %           0.5 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income before income taxes                 13,694            4,308        217.9 %                2.8 %           0.9 %

Income taxes  *                                      4,314            1,206        257.7 %               31.5 %          28.0 %
                                             --------------  ---------------  -------------        --------------  -------------
         Net income                       $          9,380            3,102        202.4 %                1.9 %           0.6 %
                                             ==============  ===============  =============        ==============  =============

Net income per share                                 $0.81            $0.24        237.5 %
Net income per share, assuming dilution              $0.80            $0.24        233.3 %
Dividends per share                                  $0.14            $0.14          0.0 %
Average shares outstanding                          11,580           12,909        (10.3)%
Average shares outstanding, assuming                11,681           13,064        (10.6)%
dilution


 * Percent of sales column is calculated as a % of income before income taxes.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                           CONSOLIDATED BALANCE SHEETS
                         APRIL 30, 2000 AND MAY 2, 1999

                             (Amounts in Thousands)

                                                                 Amounts                             Increase
                                                 ---------------------------------------            (Decrease)
                                                      April 30,            May 2,       ---------------------------------
                                                        2000                1999            Dollars         Percent
                                                 --------------------  ---------------  ----------------    -------------
Current assets
       Cash and cash investments               $               1,007              509               498         97.8 %
       Accounts receivable                                    75,223           70,503             4,720          6.7 %
       Inventories                                            74,471           67,070             7,401         11.0 %
       Other current assets                                   10,349            9,633               716          7.4 %
                                                 --------------------  ---------------  ----------------    -------------
                  Total current assets                       161,050          147,715            13,335          9.0 %

Restricted investments                                             0            3,340            (3,340)      (100.0)%
Property, plant & equipment, net                             126,407          123,310             3,097          2.5 %
Goodwill                                                      49,873           51,269            (1,396)        (2.7)%
Other assets                                                   5,548            4,978               570         11.5 %
                                                 --------------------  ---------------  ----------------    -------------

                  Total assets                 $             342,878          330,612            12,266          3.7 %
                                                 ====================  ===============  ================    =============



Current liabilities
       Current maturities of long-term debt    $               1,678            1,678                 0          0.0 %
       Accounts payable                                       37,287           25,687            11,600         45.2 %
       Accrued expenses                                       22,108           21,026             1,082          5.1 %
                                                 --------------------  ---------------  ----------------    -------------
                  Total current liabilities                   61,073           48,391            12,682         26.2 %

Long-term debt                                               135,808          140,312            (4,504)        (3.2)%

Deferred income taxes                                         17,459           14,583             2,876         19.7 %
                                                 --------------------  ---------------  ----------------    -------------
                  Total liabilities                          214,340          203,286            11,054          5.4 %

Shareholders' equity                                         128,538          127,326             1,212          1.0 %
                                                 --------------------  ---------------  ----------------    -------------

                  Total liabilities and
                  shareholders' equity         $             342,878          330,612            12,266          3.7 %
                                                 ====================  ===============  ================    =============

Shares outstanding                                            11,209           12,079              (870)        (7.2)%
                                                 ====================  ===============  ================    =============


                              CULP, INC. FINANCIAL
                               INFORMATION RELEASE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE TWELVE MONTHS ENDED APRIL 30, 2000 AND MAY 2, 1999

                             (Amounts in Thousands)

                                                                               TWELVE MONTHS ENDED
                                                                       --------------------------------
                                                                                   Amounts
                                                                       --------------------------------
                                                                           April 30,          May 2,
                                                                             2000             1999
                                                                       ---------------  ---------------
Cash flows from operating activities:
     Net income                                                         $       9,380            3,102
     Adjustments to reconcile net income to net cash
        provided by operating activities:
            Depreciation                                                       19,462           18,549
            Amortization of intangible assets                                   1,596            1,570
            Provision for deferred income taxes                                 2,176            1,064
            Changes in assets and liabilities:
                Accounts receivable                                            (4,720)           3,133
                Inventories                                                    (7,401)          12,124
                Other current assets                                              (16)             522
                Other assets                                                     (770)            (106)
                Accounts payable                                                1,029           (8,893)
                Accrued expenses                                                1,082            2,736
                Income taxes payable                                                0           (1,282)
                                                                       ---------------  ---------------
                    Net cash provided by operating activities                  21,818           32,519
                                                                       ---------------  ---------------
Cash flows from investing activities:
     Capital expenditures                                                     (22,559)         (10,689)
     Purchases of restricted investments                                          (40)            (119)
     Purchase of investments to fund deferred compensation liability                0             (735)
     Sale of restricted investments                                             3,380              800
                                                                       ---------------  ---------------
                    Net cash used in investing activities                     (19,219)         (10,743)
                                                                       ---------------  ---------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt                                   9,543            2,637
     Principal payments on long-term debt                                     (14,047)         (16,284)
     Change in accounts payable-capital expenditures                           10,571           (2,637)
     Dividends paid                                                            (1,611)          (1,788)
     Payments to acquire common stock                                          (6,636)          (5,542)
     Proceeds from common stock issued                                             79               35
                                                                       ---------------  ---------------
                    Net cash used in financing activities                      (2,101)         (23,579)
                                                                       ---------------  ---------------

Increase (decrease) in cash and cash investments                                  498           (1,803)

Cash and cash investments at beginning of period                                  509            2,312
                                                                       ---------------  ---------------

Cash and cash investments at end of period                              $       1,007              509
                                                                       ===============  ===============

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL ANALYSIS
                                 APRIL 30, 2000

                                           FISCAL 99                            FISCAL 00
                                         -------------   ---------------------------------------------------------   ---------------
                                              Q4              Q1             Q2            Q3            Q4             LTM (5)
                                         -------------   ---------------------------------------------------------   ---------------
INVENTORIES
        Inventory turns                           6.4              5.4            5.5           4.8           5.5

RECEIVABLES
        Days sales in receivables                  49               45             49            49            53
        Percent current & less than 30
          days past due                         96.1%            93.2%          96.7%         97.1%         93.5%

WORKING CAPITAL
        Current  ratio                            3.1              3.1            2.4           2.7           2.6
        Working capital turnover (4)              4.3              4.4            4.4           4.5           4.4
        Operating working capital (4)        $111,886         $111,222       $109,556      $111,315      $112,407

PROPERTY, PLANT & EQUIPMENT
        Depreciation rate                        8.1%             8.0%           7.8%          8.2%          7.9%
        Percent property, plant &
          equipment are depreciated             47.6%            49.0%          49.1%         49.4%         49.6%
        Capital expenditures                  $10,689 (1)       $2,420         $8,104        $3,950        $8,085

PROFITABILITY
        Return on average total capital          6.8%             4.8%           7.3%          4.9%          7.2%              6.0%
        Return on average equity                 9.0%             5.0%          10.0%          4.6%         10.0%              7.4%
        Net income per share                    $0.23            $0.13          $0.27         $0.13         $0.28             $0.81
        Net income per share (diluted)          $0.23            $0.13          $0.27         $0.13         $0.28             $0.80

LEVERAGE (3)
        Total liabilities/equity               159.7%           155.9%         170.1%        167.3%        166.8%
        Funded debt/equity                     108.9%           106.3%         107.2%        109.5%        107.0%
        Funded debt/capital employed            52.1%            51.5%          51.7%         52.3%         51.7%
        Funded debt                          $138,650         $136,222       $134,468      $137,683      $137,486
        Funded debt/EBITDA (LTM) (6)             4.02             3.33           3.08          3.15          3.10
        EBITDA/Interest expense, net (LTM)        3.6              4.3            4.6           4.5           4.7

OTHER
        Book value per share                   $10.54           $10.64         $11.08        $11.21        $11.47
        Employees at quarter end                3,973            4,050          3,962         3,938         3,825
        Sales per employee (annualized)      $133,000         $116,000       $129,000      $115,000      $133,000
        Capital employed (3)                 $265,976         $264,349       $259,848      $263,448      $266,024
        Effective income tax rate               27.7%            34.0%          34.0%         25.9%         29.9%
        EBITDA (2)                            $11,534           $9,977        $12,412        $9,655       $12,178           $44,222
        EBITDA/net sales                         8.7%             8.6%           9.6%          8.5%          9.4%              9.1%

  (1) Expenditures for entire year
  (2) Earnings before interest, income taxes, and depreciation & amortization.
  (3) Long-term debt, funded debt and capital employed are all net of restricted investments.
  (4) Working capital for this calculation is accounts receivable, inventories and accounts payable.
  (5) LTM represents "Latest Twelve Months"
  (6) EBITDA includes capitalized interest and pro forma amounts for acquisitions.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                            SALES BY SEGMENT/DIVISION
   FOR THE THREE MONTHS AND TWELVE MONTHS ENDED APRIL 30, 2000 AND MAY 2, 1999


                             (Amounts in thousands)

                                                            THREE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------
                                                Amounts                                Percent of Total Sales
                                       --------------------------                    ----------------------------
                                        April 30,      May 2,           % Over
Segment/Division                          2000          1999           (Under)        2000            1999
------------------------------------   ------------  ------------   ---------------  -------------   ------------
Upholstery Fabrics
    Culp Decorative Fabrics         $       56,130        60,520        (7.3)%          43.4 %          45.8 %
    Culp Velvets/Prints                     39,501        40,402        (2.2)%          30.5 %          30.6 %
    Culp Yarn                                4,809         4,462         7.8 %           3.7 %           3.4 %
                                       ------------  ------------   ---------------  -------------   ------------
                                           100,440       105,384        (4.7)%          77.6 %          79.7 %

Mattress Ticking
    Culp Home Fashions                      28,979        26,781         8.2 %          22.4 %          20.3 %
                                       ------------  ------------   ---------------  -------------   ------------

                                  * $      129,419       132,165        (2.1)%         100.0 %         100.0 %
                                       ============  ============   ===============  =============   ============


                                                                  TWELVE MONTHS ENDED
                                       --------------------------------------------------------------------------

                                                Amounts                                Percent of Total Sales
                                       --------------------------                    ----------------------------
                                        April 30,      May 2,           % Over
Segment/Division                          2000          1999           (Under)        2000            1999
------------------------------------   ------------  ------------   ---------------  -------------   ------------
Upholstery Fabrics
    Culp Decorative Fabrics         $      213,197       222,058        (4.0)%          43.7 %          46.0 %
    Culp Velvets/Prints                    151,543       144,073         5.2 %          31.0 %          29.8 %
    Culp Yarn                               17,570        21,513       (18.3)%           3.6 %           4.5 %
                                       ------------  ------------   ---------------  -------------   ------------
                                           382,310       387,644        (1.4)%          78.3 %          80.2 %

Mattress Ticking
    Culp Home Fashions                     105,769        95,440        10.8 %          21.7 %          19.8 %
                                       ------------  ------------   ---------------  -------------   ------------

                                  * $      488,079       483,084         1.0 %         100.0 %         100.0 %
                                       ============  ============   ===============  =============   ============


* U.S. sales were $101,276 and $102,796 for the fourth quarter of fiscal 2000 and fiscal 1999, respectively; and $376,975 and $369,730 for the twelve months of fiscal 2000 and fiscal 1999, respectively. The percentage change in U.S. sales was a decrease of 1.5% for the fourth quarter and an increase of 2.0% for the twelve months.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     INTERNATIONAL SALES BY GEOGRAPHIC AREA
   FOR THE THREE MONTHS AND TWELVE MONTHS ENDED APRIL 30, 2000 AND MAY 2, 1999

                             (Amounts in thousands)

                                                               THREE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------------
                                                  Amounts                                   Percent of Total Sales
                                       -------------------------------                   ------------------------------
                                         April 30,         May 2,          % Over
         Geographic Area                    2000            1999           (Under)         2000             1999
----------------------------------     ---------------  --------------  --------------   -------------     ------------
North America (Excluding USA)     $             9,968           8,067       23.6 %           35.4 %           27.5 %
Europe                                          2,655           4,791      (44.6)%            9.4 %           16.3 %
Middle East                                     8,837           8,925       (1.0)%           31.4 %           30.4 %
Far East & Asia                                 5,014           6,075      (17.5)%           17.8 %           20.7 %
South America                                     570             691      (17.5)%            2.0 %            2.4 %
All other areas                                 1,099             820       34.0 %            3.9 %            2.8 %
                                       ---------------  --------------  --------------   -------------     ------------
                                  $            28,143          29,369       (4.2)%          100.0 %          100.0 %
                                       ===============  ==============  ==============   =============     ============


                                                                     TWELVE MONTHS ENDED
                                       --------------------------------------------------------------------------------
                                                  Amounts                                   Percent of Total Sales
                                       -------------------------------                   ------------------------------
                                         April 30,         May 2,          % Over
         Geographic Area                    2000            1999           (Under)         2000             1999
----------------------------------     ---------------  --------------  --------------   -------------     ------------
North America (Excluding USA)     $            36,032          31,102       15.9 %           32.4 %           27.4 %
Europe                                         16,351          19,578      (16.5)%           14.7 %           17.3 %
Middle East                                    32,929          33,996       (3.1)%           29.6 %           30.0 %
Far East & Asia                                19,102          21,371      (10.6)%           17.2 %           18.9 %
South America                                   2,343           3,484      (32.7)%            2.1 %            3.1 %
All other areas                                 4,347           3,823       13.7 %            3.9 %            3.4 %
                                       ---------------  --------------  --------------   -------------     ------------
                                  $           111,104         113,354      (2.0) %          100.0 %          100.0 %
                                       ===============  ==============  ==============   =============     ============


International sales, and the percentage of total sales, for each of the last five fiscal years follows: fiscal 1996-$77,397 (22%); fiscal 1997-$101,571 (25%); fiscal 1998-$137,223 (29%); fiscal 1999-$113,354 (23%); and fiscal
2000-$111,104 (23%). International sales for the fourth quarter represented 21.7% and 22.2% for 2000 and 1999, respectively.

                                   Culp, Inc.
                   SALES BY SEGMENT/DIVISION - TREND ANALYSIS
                              1998 vs 1999 vs 2000

                             (Amounts in thousands)

                                            Fiscal 1998                                     Fiscal 1999
                           ----------------------------------------------  ----------------------------------------------
    Segment/Division          Q1       Q2        Q3       Q4     TOTAL        Q1       Q2       Q3       Q4      TOTAL
-------------------------
 Upholstery Fabrics
    Culp Decorative Fabrics  39,814    56,781   53,415   60,155  210,165      51,445  59,573   50,520   60,520   222,058
    Culp Velvets/Prints      38,397    43,928   44,020   45,044  171,389      29,994  38,728   34,949   40,402   144,073
    Culp Yarn                     -         -      761    7,115    7,876       6,596   6,367    4,088    4,462    21,513
                           ----------------------------------------------  ----------------------------------------------
                             78,211   100,709   98,196  112,314  389,430      88,035 104,668   89,557  105,384   387,644

Mattress Ticking
    Culp Home Fashions       21,287    22,217   20,261   23,520   87,285      22,632  23,491   22,536   26,781    95,440
                           ----------------------------------------------  ----------------------------------------------

                             99,498   122,926  118,457  135,834  476,715     110,667 128,159  112,093  132,165   483,084
                           ==============================================  ==============================================


                   Percent increase(decrease) from prior year:

    Segment/Division
-------------------------

Upholstery Fabrics
    Culp Decorative Fabrics     2.2      24.2     35.8     37.7     25.3        29.2     4.9     (5.4)     0.6       5.7
    Culp Velvets/Prints        10.1       9.2      9.0      9.9      9.5       (21.9)  (11.8)   (20.6)   (10.3)    (15.9)
    Culp Yarn                     -         -    100.0    100.0    100.0       100.0   100.0    437.2    (37.3)    173.1
                           ----------------------------------------------  ----------------------------------------------
                                5.9      17.2     23.2     32.6     20.1        12.6     3.9     (8.8)    (6.2)     (0.5)

Mattress Ticking
    Culp Home Fashions         27.5      15.4     14.2     12.0     16.9         6.3     5.7     11.2     13.9       9.3
                           ----------------------------------------------  ----------------------------------------------

                                9.9      16.8     21.5     28.5     19.5        11.2     4.3     (5.4)    (2.7)      1.3
                           ==============================================  ==============================================

  Overall Growth Rate

Internal (without acquisitions) 9.9       6.6      9.2     11.6      9.3        (4.6)   (0.9)    (8.5)    (2.7)     (4.1)
External                          -      10.2     12.3     16.9     10.2        15.8     5.2      3.1        -       5.4
                           ----------------------------------------------  ----------------------------------------------
                                9.9      16.8     21.5     28.5     19.5        11.2     4.3     (5.4)    (2.7)      1.3
                           ==============================================  ==============================================


                                   Culp, Inc.
                   SALES BY SEGMENT/DIVISION - TREND ANALYSIS
                              1998 vs 1999 vs 2000

                             (Amounts in thousands)

                                            Fiscal 2000
                           -----------------------------------------------
    Segment/Division          Q1        Q2        Q3        Q4      TOTAL
-------------------------
 Upholstery Fabrics
    Culp Decorative Fabrics   50,516    56,897    49,654   56,130  213,197
    Culp Velvets/Prints       36,209    41,783    34,050   39,501  151,543
    Culp Yarn                  4,129     4,358     4,274    4,809   17,570
                           -----------------------------------------------
                              90,854   103,038    87,978  100,440  382,310

Mattress Ticking
    Culp Home Fashions        25,083    26,504    25,203   28,979  105,769
                           -----------------------------------------------

                             115,937   129,542   113,181  129,419  488,079
                           ===============================================

                   Percent increase(decrease) from prior year:

    Segment/Division
-------------------------

Upholstery Fabrics
    Culp Decorative Fabrics     (1.8)     (4.5)     (1.7)    (7.3)   (4.0)
    Culp Velvets/Prints         20.7       7.9      (2.6)    (2.2)    5.2
    Culp Yarn                  (37.4)    (31.6)      4.5      7.8   (18.3)
                           -----------------------------------------------
                                 3.2      (1.6)     (1.8)    (4.7)   (1.4)

Mattress Ticking
    Culp Home Fashions          10.8      12.8      11.8      8.2    10.8
                           -----------------------------------------------
                                 4.8       1.1       1.0     (2.1)    1.0
                           ===============================================

  Overall Growth Rate

Internal (without acquisitions)  4.8       1.1       1.0     (2.1)    1.0
External                           -         -         -        -       -
                           ===============================================
                                 4.8       1.1       1.0     (2.1)    1.0
                           ===============================================


                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
   for the three and twelve month periods ended April 30, 2000 and May 2, 1999


INCOME STATEMENT COMMENTS

     GENERAL - For the fourth quarter, net sales decreased 2.1% to $129.4 million; and net income rose 10.2% to $3.2 million, or $0.28 per share diluted (based on 11,298,000 average shares outstanding during the period), versus $2.9 million, or $0.23 per share diluted (based on 12,742,000 average shares outstanding during the period), a year ago. For the year ended April 30, 2000, net sales increased 1.0% to $488.1 million; and net income increased 202.4% to $9.4 million, or $0.80 per share diluted (based on 11,681,000 average shares outstanding during the period), compared with net income of $3.1 million, or $0.24 per share diluted (based on 13,064,000 average shares outstanding during the period), in the year-earlier period.

The company's strategic plan encompasses several competitive initiatives:

     Broad Product Offering - continuing to market one of the broadest product lines in upholstery fabrics and mattress ticking. Through its extensive manufacturing capabilities, the company competes in every major category except leather;

     Diverse Global Customer Base - maintaining a diverse, global customer base. The company has long-standing relationships with most major upholstery furniture manufacturers, but is not reliant on a single customer or a small group of dominant customers. No one customer accounted for more than 9% of net sales during fiscal 2000. Ownership of the resources in the home furnishings industry is becoming increasingly concentrated, and the company is seeking to increase its business further with existing customers. Culp is also pursuing opportunities in other end-use markets in addition to U.S. residential furniture, such as bedding, international, commercial furniture and juvenile furniture;

     Design Innovation - continuing to invest in personnel and other resources for the design of upholstery fabrics and ticking with appealing patterns and textures. An integral component of the value Culp provides to customers is supplying fabrics that are fashionable and match current consumer preferences. The company's principal design resources are consolidated in a single facility that has advanced CAD systems and promotes a sharing of innovative designs among the divisions;

     Vertical Integration - operating as a vertically integrated manufacturer and taking advantage of economies that can be gained by producing the raw material components that are used in the manufacture of its products; and

     Additional Acquisitions - investing in selective acquisitions complementary to existing segments.

     NET SALES - Compared with the fourth quarter of last year, upholstery fabric sales decreased 4.7% to $100.4 million and mattress ticking sales increased 8.2% to $29.0 million (See Sales by Segment/Division schedule on Page 5 and Sales by Segment/Division - Trend Analysis on Page 7). International sales were down 4.2% and 2.0% for the quarter and year, respectively. For the year ended April 30, 2000, upholstery fabric sales decreased 1.4% to $382.3 million and mattress ticking sales increased 10.8% to $105.8 million.

     Fiscal 2000 was the first full year in which the company operated with its current structure of four divisions. This corporate organization, which evolved from one in which there were six business units, groups related operations together; and its adoption in fiscal 1999 was accompanied by several changes in managerial positions. The company believes that this new structure is yielding a number of benefits including improved customer service, more effective use of design resources and increased manufacturing efficiency. Culp believes that these factors aided its sales to U.S.-based accounts for fiscal 2000, which rose 2.0% for the year. This growth was offset by a decline of 2.0% in international sales. After several years of above-average growth, Culp's international sales declined 17.4% in fiscal 1999, following an industry-wide trend. The company took steps to mitigate the impact of this trend by significantly

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
   for the three and twelve month periods ended April 30, 2000 and May 2, 1999 curtailing production schedules for certain international-targeted fabrics, introducing a new line of printed cotton upholstery fabrics, and shifting its marketing focus to geographic areas where demand appeared more favorable. The company believes that the significantly smaller decline in international sales for fiscal 2000 reflects the results of these actions. The company has a diversified global base of customers and is seeking to broaden that further to minimize exposure to economic uncertainties in any geographic area.

     The company continued to benefit in fiscal 2000 from increased sales by Culp Home Fashions (primarily mattress ticking) which has experienced a long-term pattern of expansion. Culp's growth in mattress ticking continues to be driven by the introduction of new designs and fabric constructions as well as the advantages of the company's vertical integration. In particular, the ability to manufacture the jacquard greige (or unfinished) goods that are then printed to produce mattress ticking has aided Culp in meeting faster delivery schedules and providing improved overall customer service.


     GROSS PROFIT - Gross profit declined 3.3% for the fourth quarter versus a year ago and decreased as a percentage of net sales from 17.3% to 17.1%. The decline was due principally to lower sales volume at the Culp Decorative Fabrics division, which experienced a decrease in sales of 7.3% for the quarter (and a 4.0% decrease for the year). Although this division has taken steps (including the ongoing consolidation of the Phillips weaving plant in Monroe, NC into the Pageland, SC facility) to reduce operating expenses, it was affected by excess manufacturing capacity and lower absorption of fixed costs during the fourth quarter.

     Gross profit for fiscal 2000 increased 11.2% to $84.7 million and increased as a percentage of net sales from 15.8% to 17.3% due to the reorganization noted in the second paragraph of the "Net Sales" section above and an intense effort to reduce operating expenses and raise productivity.


     SG&A EXPENSES - SG&A expenses for the fourth quarter decreased as a percentage of sales from 12.0% to 11.5%. The decrease is related to lower marketing costs due primarily to 1999 including severance costs related to termination of an international sales agent.

     SG&A expenses for fiscal 2000 decreased 0.1% and accounted for 12.3% of sales versus 12.4% in the prior year. The company has increased its resources for the design of new fabrics and for enhanced information systems.


     INTEREST EXPENSE - Interest expense of $9.5 million for fiscal 2000 was down from $9.6 million in the prior year. Although the company generally had lower average borrowings during fiscal 2000, the reduced debt was offset by lower capitalized interest related to capital expenditures and higher average interest rates.


     OTHER EXPENSE (INCOME), NET - Other expense (income) for fiscal 2000 totaled $1.6 million compared with $2.4 million in the prior year. The decrease is principally due to higher investment income on assets related to the company's nonqualified deferred compensation plan.

     INCOME TAXES - The effective tax rate for fiscal 2000 was 31.5% compared with 28.0% in the prior year.

     EBITDA - Due principally to the increase in net income, EBITDA for fiscal 2000 increased 31% to $44.2 million from $33.8 million in the prior year.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
   for the three and twelve month periods ended April 30, 2000 and May 2, 1999




BALANCE SHEET COMMENTS

     WORKING CAPITAL - Accounts receivable as of April 30, 2000 increased 6.7% from the year-earlier level, due principally to changes in the mix of accounts receivable between U.S.-based and international customers. The company believes that these changes are not due to any general trend toward slower receivable collections. Days sales outstanding increased to 53 days at April 30, 2000 compared with 49 at the end of fiscal 1999. The aging of accounts receivable was 93.5% current and less than 30 days past due versus 96.1% at the end of fiscal 1999. Inventories at the close of fiscal 2000 increased $7.4 million or 11.0% from a year ago, principally due to the decision to increase the company's ability to respond quickly to customers' orders. Inventory turns for the fourth quarter of fiscal 2000 were 5.5 versus 6.4 for the year-earlier period. Operating working capital (comprised of accounts receivable, inventory and accounts payable) was $112.4 million at April 30, 2000, up from $111.9 million a year ago.

     PROPERTY, PLANT AND EQUIPMENT - During fiscal 2000 the company's capital spending increased to $22.6 million compared with $10.7 million in the prior year. The level of capital spending in fiscal 1999 was significantly less than in the past several years because of a focus on improving the return on existing assets. Culp is committed to investing sufficient funds to modernize and expand its manufacturing resources and information systems. The company is budgeting total capital spending for fiscal 2001 of approximately $16 million. Depreciation expense for fiscal 2000 increased to $19.5 million versus $18.5 million for fiscal 1999. Depreciation for fiscal 2001 is currently estimated to be $20.5 million.

     LONG-TERM DEBT - The company's funded debt-to-capital ratio was 51.7% at April 30, 2000 compared with 52.1% at the close of fiscal 1999. Funded debt was $137.5 million at April 30, 2000 compared with $138.7 million at the close of fiscal 1999. Funded debt equals long-term debt, including current maturities, less restricted investments, which represent unspent IRB funds. The decrease in funded debt from a year ago resulted primarily from an operating cash flow of $21.8 million and an increase in accounts payable related to capital expenditures of $10.6 million, offset by capital expenditures of $22.6 million, repurchases of common stock of $6.6 million and dividends paid of $1.6 million.


STOCK REPURCHASE

     In separate authorizations in June 1998, March 1999, September 1999 and December 1999, the Board of Directors authorized the use of a total of $20.0 million to repurchase the company's common stock. Over the past two fiscal years, the company has invested $12.2 million to repurchase a total of 1.8 million shares. This includes the repurchase during fiscal 2000 of 884,264 shares at an average price of $7.50 per share under these authorizations.